SUB-ITEM 77Q3

AIM Basic Balanced Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number: 811- 1540
Series No.:  32

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                      $ 4,341
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                        $ 634
        Class C                        $ 543
        Class R                         $ 60
        Class Y                         $ 11
        Investor Class               $ 1,396
        Institutional Class              $ 5


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.1030
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.0746
        Class C                       0.0748
        Class R                       0.0935
        Class Y                       0.1124
        Investor Class                0.1029
        Institutional Class           0.1251


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       41,678
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        7,648
        Class C                        7,130
        Class R                          653
        Class Y                          114
        Investor Class                13,432
        Institutional Class               41


74V.  1 Net asset value per share (to nearest cent)
        Class A                       $ 8.50
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                       $ 8.49
        Class C                       $ 8.49
        Class R                       $ 8.50
        Class Y                       $ 8.50
        Investor Class                $ 8.50
        Institutional Class           $ 8.49